UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): August 16, 2005

                              GLOBALNET CORPORATION
               (Exact name of registrant as specified in charter)

--------------------------------------------------------------------------------
          Nevada                    000-24962                 75-2863583
--------------------------------------------------------------------------------
      (State or Other        (Commission File Number)        (IRS Employer
      Jurisdiction of                                     Identification No.)
     Incorporation or
       Organization)
--------------------------------------------------------------------------------

              2616 South Loop West, Suite 660, Houston, Texas 77054
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (832) 778-9591

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 16, 2005, GlobalNet Corporation (the "Company") engaged Thomas P. Dunn as its Chief Financial Officer. Mr. Dunn's employment agreement is for a period of one year and provides Mr. Dunn with base compensation of $132,000 per annum. Such agreement is automatically renewed each year if either side does not provide advance notice of its intent to not renew. Upon renewal, Mr. Dunn is entitled to a 10% increase of his annual salary. In the event that the Company is deemed to be current in its filings required under the Securities Exchange Act of 1934, as amended, as of December 31, 2005, Mr. Dunn shall be entitled to a one time bonus of $45,000.

Prior to joining GlobalNet Corporation, Mr. Dunn served in various capacities with First Wave Marine, Inc., a shipbuilding and repair company with shipyards in the Houston and Galveston, Texas areas. Mr. Dunn joined First Wave Marine, Inc. in November 1999 as a consultant on various accounting and financial projects, including detailed accounting, systems and internal control reviews. In December 2000, Mr. Dunn was hired as Vice President of Finance for First Wave Marine's Galveston Operations Group, and in October 2001 was promoted to Vice President and Corporate Controller of the parent corporation. In December 2004 and continuing to the present date, coincident with First Wave Marine's successful restructuring and decision to voluntarily liquidate for the benefit of shareholders, Mr. Dunn was appointed President of First Wave Marine.

Mr. Dunn's experience includes service as Corporate Controller and Chief Accounting Officer for Daniel Industries, Inc., a public oilfield services company (New York Stock Exchange) from approximately September 1981 to June 1988 and Corporate Controller and Chief Accounting Officer for Energy Ventures, Inc. a public oilfield services company (NASDAQ) from approximately July 1988 to December 1991. Mr. Dunn has also served as Chief Financial Officer for two other service industry corporations, including a Texas based telecommunications company (GlobalStar International, Inc., dba GSI Telecom) from approximately December 1996 to July 1998 and as a consultant to other Texas based telecommunications companies. From December 1978 to September 1981, Mr. Dunn was engaged with Arthur Andersen & Co. Mr. Dunn is a Certified Public Accountant in Texas, and has a Master's Degree in Accounting (Taxation Concentration) from the University of Virginia which he received in December 1995.

Mr. Dunn is not related to any director, executive officer or persons nominated or chosen by the Company to become directors or executive officers. Mr. Dunn has never entered into a transaction with the Company in which he had, or would have, a material direct or indirect interest.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

      Not applicable.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits.

Exhibit Number   Description
--------------   -----------

10.1 Employment Agreement dated August 16, 2005 by and between GlobalNet Corporation and Thomas Dunn

99.1             Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GLOBALNET CORPORATION



Date: August 24, 2005         By:/s/Mark T. Wood
                                 ---------------
                              Name: Mark T. Wood
                              Title: CEO